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                                                                   Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement of Ivivi Technologies Inc. on Form SB-2 (Pre-Effective Amendment No. 4) to be filed with the Securities and Exchange Commission on June 15, 2006 of our report dated June 2, 2006, appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP
Certified Public Accountants
June 16, 2006